UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under § 240.14a-12

Tellurian Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was made available by Tellurian Inc. on July 21, 2024:

21 July 2024

Dear Tellurian colleagues,

I have some significant news to share with you this afternoon. We have just announced that the Board has recommended approval of an acquisition of Tellurian by Woodside Energy.

You can read more about this in the attached press release and shareholder letter, which explains the Board’s rationale for making this decision and why this is the best path forward for our company. However, I felt it was important to reach out to you directly as I know you will have questions about how this impacts your life and career.

While we have announced the Board’s recommendation, completing a deal of this nature takes considerable time. We anticipate closing the transaction by the end of the year.

As part of our agreement, Woodside has provided Tellurian with a bridge loan to fund ongoing operations through the closing. As a result, we are not planning any employee lay-offs. Additionally, based on our discussions with Woodside, we expect many of you will be asked to work with them during a post-closing, transition period and could be offered long-term employment.

Regarding questions you might have about compensation, we can share the following:

•	If you are separated from the company (without cause) going forward, you will receive a severance benefit and payout of all RSUs/RSAs if applicable.
•	Your 2024 retention benefit will continue to be paid through any separation date.
•	At the end of 2024, you will be eligible to receive a bonus based on company and individual performance.

There will be changes, both large and small, and new faces in our offices in the coming weeks and months. Much is still to be determined, but we are committed to being transparent with everyone and sharing information as it becomes available.

To that end, on Tuesday morning at 9:00 am CT, Daniel, Samik, and I will host a Town Hall for all employees in the Petroleum Club. In addition to our senior management, we will also be welcoming Daniel Kalms, Executive Vice President, from Woodside.

I want to reiterate a message I shared in our last Town Hall. Thank you. Thank you for your dedication and contributions to Tellurian. Thank you for coming to work every day and advancing our mission in the face of substantial uncertainty and challenges. You are the reason Tellurian has persevered, and you will be essential in making sure this transaction is finalized.

It has been and continues to be an honor to work alongside each of you. I look forward to seeing you in the office in the coming weeks and months. In the meantime, feel free to reach out to me directly if you have any concerns.

With thanks,

Martin Houston

Executive Chairman

Additional Information and Where to Find It

Tellurian Inc. (“Tellurian”), the members of Tellurian’s board of directors and certain of Tellurian’s executive officers are participants in the solicitation of proxies from stockholders in connection with the transaction described in this communication (the “Merger”). Tellurian plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Merger. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Merger. Additional information about such participants is available in Tellurian’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders (the “2024 Proxy Statement”), which was filed with the SEC on April 25, 2024, under “Proposal 1—Election of Directors to the Company’s Board—Background Information About the Nominees and Other Directors,” “Proposal 1—Election of Directors to the Company’s Board—Executive Officers,” “Compensation Discussion and Analysis” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent that holdings of Tellurian’s securities have changed since the amounts printed in the 2024 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding Tellurian’s transactions with related persons is set forth under the caption “Certain Relationships and Related Party Transactions” in the 2024 Proxy Statement.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Tellurian will mail the definitive Transaction Proxy Statement to each stockholder entitled to vote at the special meeting to consider the adoption of the Agreement and Plan of Merger, dated as of July 21, 2024, by and among Woodside Energy Holdings (NA) LLC, Tellurian, and Woodside Energy (Transitory) Inc. (the “Merger Agreement”). STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TELLURIAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Tellurian with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of Tellurian’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Tellurian with the SEC in connection with the Merger will also be available, free of charge, at Tellurian’s investor relations website (https://tellurianinc.com).

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the pending Merger, the expected timing of the closing of the Merger and other statements that concern Tellurian’s expectations, intentions or strategies regarding the future. There can be no assurance that the Merger will in fact be consummated. Known and unknown risks and uncertainties could cause actual results to differ materially from those indicated in the forward-looking statements, including, but not limited to: (i) the risk that the Merger may not be completed on the anticipated timeline or at all; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the risk that required approvals from Tellurian’s stockholders for the Merger or required regulatory approvals to consummate the Merger are not obtained, on a timely basis or at all; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Tellurian to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on Tellurian’s business relationships, operating results and business generally; (v) risks that the Merger disrupts Tellurian’s current plans and operations; (vi) Tellurian’s ability to retain and hire key personnel and maintain relationships with key business partners, customers and others with whom it does business; (vii) the diversion of management’s or employees’ attention during the pendency of the Merger from Tellurian’s ongoing business operations and other opportunities; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) the risk that the price of Tellurian’s common stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xi) other risks described in Tellurian’s filings with the SEC, including in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2023, filed by Tellurian with the SEC on February 23, 2024, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this communication speak as of the date hereof. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.